Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Martin P. Klein and Leon E. Roday and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ Martin P. Klein Martin P. Klein Acting President and Acting Chief Executive Officer; Senior Vice President—Chief Financial Officer (Principal Executive and Principal Financial Officer)	June 13, 2012

/s/ Kelly L. Groh Kelly L. Groh Vice President and Controller (Principal Accounting Officer)	June 13, 2012

/s/ James S. Riepe James S. Riepe Non-Executive Chairman of the Board and Director	June 13, 2012

/s/ Steven W. Alesio Steven W. Alesio Director	June 13, 2012

/s/ William H. Bolinder William H. Bolinder Director	June 13, 2012

/s/ Nancy J. Karch Nancy J. Karch Director	June 13, 2012

/s/ Christine B. Mead Christine B. Mead Director	June 13, 2012

/s/ Thomas E. Moloney Thomas E. Moloney Director	June 13, 2012

/s/ James A. Parke James A. Parke Director	June 13, 2012